UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2011

OHIO LEGACY CORP
(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 499-1900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

a)
On May 17, 2011, Ohio Legacy Corp (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).   At the close of business on the April 18, 2011 record date, 19,714,564 shares of common stock were outstanding and entitled to vote.  At the Annual Meeting, 17,805,519 or 90.317%, of the outstanding common shares entitled to vote were represented by proxy or in person.

b)
The following individuals were elected as Class I directors to serve for a three year term to expire at the Company’s 2014 annual meeting of shareholders and until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Abstentions/Non-Votes
Louis Altman	17,694,750	102,830	7,939
Bruce A. Cassidy, Sr.	17,695,000	103,080	7,439
Frank P. Wenthur	17,632,850	102,730	69,939

Other directors whose term of office continued after the Annual Meeting:

Robert F. Belden
Heather L. Davis
J. Edward Diamond
Rick L. Hull
Denise M. Penz
Wilbur R. Roat
Michael S. Steiner
David B. Wurster

c)	To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof:

For	Against	Abstentions/Non-Votes
17,805,519	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	Ohio Legacy Corp

/s/ Rick L. Hull
Rick L. Hull
President & CEO